Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Slavia, Corp.

As independent registered public accountants, we hereby consent to the use of our report dated May 9, 2012, with respect to the financial statements of Slavia, Corp. in its registration statement on Form S-1/A relating to the registration of 2,000,000 shares of common stock. We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT

August 13, 2012